UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware		000-22117	06-1269834
(State or other jurisdiction		(Commission	(I.R.S. Employer
of incorporation)		file number)	Identification No.)

4 Landmark Square
Stamford,	Connecticut		06901
(Address of principal executive offices)			(Zip Code)

(203) 975-7110
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2021, the Board of Directors of Silgan Holdings Inc., or the Company, elected and appointed Adam J. Greenlee as Chief Executive Officer of the Company, effective September 1, 2021, as part of the continuation of the Company’s long-term succession planning. Mr. Greenlee will also continue to serve as President of the Company. Mr. Greenlee will succeed Anthony J. Allott as Chief Executive Officer of the Company. Mr. Allott has served as Chief Executive Officer of the Company since March 2006. Mr. Allott will continue to serve as Chairman of the Board of the Company in an executive capacity after September 1, 2021.

Mr. Greenlee, age 48, has been President of the Company since April 2019 and Chief Operating Officer of the Company since August 2009. From October 2007 through March 2019, Mr. Greenlee was an Executive Vice President of the Company. From January 2006 until October 2007, Mr. Greenlee was President of the North American operations of Silgan Closures, and he was Executive Vice President of the North American operations of Silgan Closures from March 2005 until January 2006. Prior to that, Mr. Greenlee was Vice President & General Manager of ATI Allegheny Rodney from January 2003 through February 2005 and its Director of Marketing from February 2001 until January 2003.

On July 1, 2021, in connection with Mr. Greenlee’s election and appointment as Chief Executive Officer of the Company effective September 1, 2021, the Compensation Committee of the Board of Directors of the Company approved (i) a $229,192 increase in the annual base salary of Mr. Greenlee from $770,808 to $1,000,000, effective September 1, 2021, (ii) an increase in the annual cash bonus for Mr. Greenlee for 2021 to up to a maximum of 100% of his annual base salary received from and after September 1, 2021, with his annual cash bonus remaining at up to a maximum of 80% of his annual base salary received prior to September 1, 2021, all calculated and determined as previously approved by the Compensation Committee, and (iii) for purposes of the Company’s annual awards of restricted stock units that would typically vest ratably over a five year period under the Company’s Amended and Restated 2004 Stock Incentive Plan, as amended, a change in the compensation of Mr. Greenlee to be used by the Compensation Committee, starting in 2022, for purposes thereof to his annual base salary plus his annual bonus (at 100%), with his target multiple being, starting in 2022, three times his annual base salary and annual bonus (at 100%).

A copy of the Company’s press release announcing its succession plan for its Chief Executive Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 1, 2021 announcing the Company's CEO Succession Plan.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General
Counsel and Secretary

Date: July 2, 2021

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